EXECUTION VERSION

AIRCRAFT LEASE AGREEMENT

This aircraft lease agreement (this "**Agreement**") is entered into effective as of the 25th day of February 2016 by and between Bluebell Business Limited, having an office at 18 Athol Street, Douglas, IM1 1JA, The Isle of Man (the "**Lessor**"), and Tempus Applied Solutions Holdings, Inc., having their principal office at 133 Waller Mill Road, Williamsburg, VA 23185, The United States of America (the "**Lessee**").

1 DEFINITIONS AND CONSTRUCTION

Capitalised terms defined in Schedule 2 have the meanings given to them in that schedule when used in this Agreement and the provisions contained in Schedule 2 concerning the construction of terms shall apply to this Agreement.

2 LEASE OF THE AIRCRAFT

The Lessor hereby leases, by way of an operating lease such that the Lessee shall not acquire any property or similar interest in the Aircraft, to the Lessee, and the Lessee hereby leases from the Lessor, subject to the terms and conditions and for the consideration set out in this Agreement, the Aircraft more particularly described in Schedule 1.

3 TERM

The leasing of the Aircraft shall commence on 25th February 2016 (the "**Commencement Date**"), notwithstanding the Delivery Date, and shall continue for a period of forty (40) months (the "**Term**") from the Commencement Date until 25th June 2019 (the "**Expiry Date**").

4 RENT AND PAYMENTS

4.1 The Lessee shall pay to the Lessor, as rent for the leasing of the Aircraft, the total sum of Two Million Eight Hundred Thousand United States Dollars (US$2,800,000.00) (the "**Rent**").

4.2 The Rent shall be payable in forty (40) equal monthly instalments of Seventy Thousand United States Dollars (US$70,000.00) (each a "**Rent Instalment**") per month for each month during the Term (each a "**Rent Period**"), pro-rated to the extent of any leasing of the Aircraft for part of a month.

4.3 The first Rent Period shall commence on the Commencement Date and each subsequent Rent Period shall commence on the day succeeding the last day of the previous Rent Period.

4.4 The first Rent Instalment shall be paid within two (2) Business Days after the Commencement Date and each subsequent Rent Instalment shall be paid on the first Business Day of the month during the Term to which that Rent Instalment relates (each a "**Rent Payment Date**").

4.5 The Lessee's obligation to pay Rent and make other payments in accordance with this Agreement shall be absolute and unconditional irrespective of any contingency whatsoever, including but not limited to:

4.5.1 any right of set-off, counterclaim, deduction or other right which either Party may have against the other; and/or

4.5.2 any unavailability of the Aircraft for any reason, any Total Loss of the Aircraft and/or any damage to the Aircraft; and/or

4.5.3 any defect in this Agreement.

5 SECURITY DEPOSIT

5.1 The Lessor is in receipt of (A) a security deposit for the Aircraft in the amount of Two Hundred and Twenty Five Thousand United States Dollars (US$225,000.00) (the "**Security Deposit**") and (B) security deposits for the Other Aircraft totalling One Million and Seventy Five Thousand United States Dollars (US$1,075,000.00) (the "**Other Security Deposits**").

5.2 Without prejudice to the Lessor's existing rights in respect of the Other Security Deposits but subject to the provisions of Clause 5.3, the Security Deposit shall be retained by the Lessor throughout the Term as security for the full and prompt performance and discharge of the Secured Obligations.

5.3 Upon the leasing arrangements in respect of the Other Aircraft ceasing to be effective and provided that (A) the Lessor has not made any deduction as it may lawfully make from the Security Deposit and/or the Other Security Deposits and (B) no Event of Default has occurred which remains un-remedied under the Transaction Documents or the Other Transaction Documents, the Lessor shall, within five (5) Business Days of the Lessee's demand return to the Lessee from the Other Security Deposits such amount (the "**Refund**") as will leave the Lessor holding a balance of Five Hundred and Twenty Five Thousand United States Dollars (US$525,000.00) in respect of the Other Security Deposits (the "**Balance**"). In the event that the Lessor has made a deduction it may lawfully make from the Security Deposit and/or the Other Security Deposits, the Lessor shall be entitled to set-off such deduction from the Refund. Upon return of the Refund to the Lessee, the Lessor shall thereafter be entitled to combine and retain the Balance with the Security Deposit for the remainder of the Term as security for the full and prompt discharge of the Secured Obligations and all references to "Security Deposit" shall thereafter be construed as references to the sum total then held by the Lessor.

5.4 The Lessor shall have no obligation for the payment of interest on the Security Deposit and the Security Deposit may be commingled by the Lessor with its own general or other funds.

5.5 The Lessor may, but shall not be obliged to, apply the Security Deposit in whole or in part towards the prompt and full discharge of any Secured Obligation or otherwise remedy any Event of Default (including but not limited to the payment of all reasonable costs and expenses incurred by the Lessor as a result of the occurrence of such Event of Default).

5.6 The Lessor shall have no duty to first commence action against, or seek recourse from, the Lessee under this Agreement or from the Guarantor under the Guarantee before applying the Security Deposit as provided for in this Clause 5.

5.7 The application of the Security Deposit as provided for in this Clause 5 shall not excuse the performance at the time and in the manner prescribed of any Secured Obligation or cure any Event of Default.

5.8 If the Lessor applies the Security Deposit in whole or in part as provided for in this Clause 5, the Lessee shall within two (2) Business Days of the Lessor's demand for the same restore the Security Deposit to the full amount stated in Clause 5.1.

6 SALE OPTION, PURCHASE OPTION

6.1 The Parties hereby agree that, with effect from the Commencement Date and throughout the Term:

6.1.1 The Lessor shall (notwithstanding the fact that title to the Aircraft is held by N198GS Inc. Trustee) have the option to sell the Aircraft to the Lessee at the Agreed Price and further in accordance with the terms and conditions stipulated in the Sale and Purchase Agreement (the "**Sale Option**"); and

6.1.2 The Lessee shall (notwithstanding the fact that title to the Aircraft is held by N198GS Inc. Trustee) have the option to purchase the Aircraft from the Lessor at the Agreed Price and further in accordance with the terms and conditions stipulated in the Sale and Purchase Agreement (the "**Purchase Option**").

6.2 Each Party irrevocably acknowledges that the Sale and Purchase Agreement is in final agreed form.

6.3 If the Lessor wishes to exercise the Sale Option, or the Lessee wishes to exercise the Purchase Option, as the case may be, it must give notice (an "**Exercise Notice**") in writing to the other Party on a Business Day.

6.4 An Exercise Notice shall, once given, constitute an absolute, irrevocable and binding undertaking by the Party providing the Exercise Notice and on the Party receiving the Exercise Notice to enter into, and complete the sale and purchase of the Aircraft in accordance with, the Sale and Purchase Agreement and the provisions of Clause 6.5.

6.5 Upon either Party providing an Exercise Notice to the other Party, both Parties shall enter into the Sale and Purchase Agreement within two (2) Business Days from the date of the Exercise Notice and:

6.5.1 if the Exercise Notice is provided by the Lessee, complete the sale and purchase of the Aircraft in accordance with the Sale and Purchase Agreement within ten (10) Business Days from the date of the Exercise Notice; or

6.5.2 if the Exercise Notice is provided by the Lessor, complete the sale and purchase of the Aircraft in accordance with the Sale and Purchase Agreement within sixty (60) days of the date of the Exercise Notice, **provided that**, for the purposes of this Clause 6.5.2, the earliest date on which the sale and purchase of the Aircraft pursuant to an Exercise Notice provided by the Lessor can be completed will be 30 November 2016.

6.5.3 Upon completion of the sale and purchase of the Aircraft in accordance with the Sale and Purchase Agreement, this Agreement shall terminate (save in respect of any provisions expressed to survive the termination of this Agreement). The date of completion of the sale and purchase of the Aircraft in accordance with the Sale and Purchase Agreement shall be deemed to constitute the "Expiry Date" (and all references to that term shall be construed accordingly).

7 MAINTENANCE AND INSPECTION

7.1 Throughout the Term and except as otherwise provided in the Transaction Documents, the Lessee shall bear the cost of all scheduled and unscheduled maintenance, FAA airworthiness directives (AD Notes), mandatory service bulletins and any scheduled or unscheduled component service or overhaul work on the Airframe and the APU.

7.2 Throughout the Term and except as otherwise provided in the Transaction Documents, the Lessor shall bear the cost of all scheduled and unscheduled maintenance, FAA airworthiness directives (AD Notes), mandatory service bulletins and any scheduled or unscheduled component service or overhaul work on the Engines in a manner substantially similar to an applicable Rolls Royce Corporate Care Program **provided that**:

7.2.1 the Lessor is given no less than twenty (20) Business Days' advance notice in writing of any scheduled maintenance and no less than two (2) Business Days' advance notice of any unscheduled maintenance; and

7.2.2 in connection with the 10,000 hour overhaul of the Engines, the Lessor shall be obliged to pay a maximum amount of Ten Thousand United States Dollars (US$10,000) per Engine towards the removal and reinstallation of the Engines in accordance with an applicable Rolls Royce Corporate Care Program engine removal and reinstallation procedure.

7.3 The Lessor shall be under no obligation to provide a replacement engine(s) or replacement auxiliary power unit should an Engine(s) or the APU become unavailable during the Term.

7.4 Throughout the Term, the Lessee shall be responsible for all costs and expenses in connection with positioning and repositioning the Aircraft (including but not limited to crew costs) at an approved service centre to perform any scheduled or unscheduled maintenance on the Airframe, the Engines and/or the APU and the cost of all pre-flight and post-flight

inspections and recurring inspections with a frequency of thirty (30) days or less, plus the cost of any and all consumable materials.

7.5 Throughout the Term, if any maintenance work is other than minor in nature, the Lessee shall first notify the Lessor before any such work is commenced or carried out and the Lessor shall have the right to approve any such work and the repair agency prior to commencement of such work. In no event shall the Lessee encumber the Lessor for the cost of any maintenance related to the Aircraft without the prior written consent of the Lessor.

7.6 Maintenance work shall be made or accomplished by persons licensed to perform such work and shall be in accordance with the standards required by the FAA and other governmental regulations and carried out at an authorised service facility.

7.7 Items or invoices that require (A) replacement of Parts or labour costs in excess of Twenty Five Thousand United States Dollars (US$25,000.00) individually or combined and (B) replacement of Parts or labour costs in relation to the APU and Engines (regardless of the extent of such costs), will require the prior written approval of the Lessor.

7.8 Prior to the Lessee commencing unscheduled maintenance on the Aircraft, the Lessee shall notify the Lessor of such maintenance, and throughout such maintenance provide the Lessor with all correspondence, reports, certificates and records issued by the maintenance facility responsible for carrying out the aforesaid maintenance.

7.9 Throughout the Term but save when the Aircraft undergoes maintenance, the Lessee shall at its sole cost and expense (except and only to the extent otherwise specifically provided in this Agreement) keep the Aircraft as a whole, the Airframe, the Engines, the APU and all Parts in a fully operative condition and completely airworthy and keep the Aircraft in FAA required mechanical condition and make such modifications as are necessary to comply with regulations as set forth by the FAA and any other regulations as set forth by any federal, state, or local governing body, domestic or foreign, having power to regulate or supervise the Aircraft or the maintenance, use or operation thereof (including but not limited to FAR Part 135 long as that program does not conflict with the FAA standards or other governmental regulations, in which case the latter shall prevail).

7.10 The Lessee shall keep a flight log and maintain all records pertaining to the Aircraft as a whole, the Airframe, the Engines and the APU in accordance with the rules and regulations of the FAA.

7.11 The Lessor shall have the right at all reasonable time(s) to inspect the Aircraft (including all records and logs) and have the right to conduct one or more flight tests, at the Lessor's expense, provided such inspection does not conflict with the Lessee's prearranged flight schedule.

8 AIRFRAME RESERVES

8.1 The Lessee shall, in relation to each Rent Period commencing after (A) completion of the Modifications or (B) sixty days from the Commencement Date (whichever occurs first), pay One Thousand Seven Hundred and Sixty Two 50/100 United States Dollars (US$1,762.50) towards overhaul reserves in respect of future inspections in respect of the Airframe occurring after the Term (the "**Airframe Reserves**").

8.2 The Lessee shall pay the Airframe Reserves in advance and on the first Business Day of the Rent Period to which such Airframe Reserves relate.

9 ENGINE RESERVES

9.1 The Lessee shall, in relation to each Rent Period commencing after (A) completion of the Modifications or (B) sixty days from the Commencement Date (whichever occurs first), pay Five Hundred and Seventy United States Dollars (US$570.00) per Flight Hour towards engine reserves (the "**Engine Reserves**").

9.2 Throughout the Term, a minimum Engine Reserve amount of Twenty One Thousand Three Hundred and Seventy Five United States Dollars (US$21,375.00) per Rent Period (the "**Minimum Monthly Engine Reserve**") shall be due, regardless of the extent of the actual Flight Hours during such Rent Period.

9.3 The Lessee shall pay the Minimum Monthly Engine Reserves in advance and on the first Business Day of the Rent Period to which such Minimum Monthly Engine Reserves relate.

9.4 Engine Reserves in excess of the Minimum Monthly Engine Reserves shall be paid on the first Business Day after the last day of the Rent Period to which the Engine Reserves relate (accompanied by a copy of the monthly flight log for that Rent Period).

9.5 The rate applicable to the calculation of the Engine Reserves shall be subject to adjustments in accordance with any rate adjustments issued by the MSP on a quarterly basis.

10 APU RESERVES

10.1 The Lessee shall, in relation to each Rent Period, pay Seventy Five United States Dollars (US$75.00) per APU Hour towards APU reserves (the "**APU Reserves**").

10.2 APU Reserves shall be paid on the first Business Day after the last day of the Rent Period to which the APU Reserves relate (accompanied by a copy of the monthly flight log for that Rent Period).

10.3 The rate applicable to the calculation of the APU Reserves shall be subject to adjustments in accordance with any rate adjustments issued by the MSP on a quarterly basis.

11 MINIMUM/MAXIMUM USE AND LANDINGS

11.1 The Lessee shall, in relation to each Rent Period commencing after (A) completion of the Modifications or (B) sixty days from the Commencement Date (whichever occurs first), use the Aircraft for:

11.1.1 not less than 37.50 Flight Hours averaged at 1500 Flight Hours over the Term (the "**Minimum FH Limit**"); and

11.1.2 not more than 60 Flight Hours averaged at 2400 Flight Hours over the Term (the "**Maximum FH Limit**").

11.2 If the Lessee exceeds the Maximum FH Limit during the Term, the Lessee shall pay to the Lessor, within two (2) Business Days from the date of the Lessor's invoice for such excess in use, a surcharge for each Flight Hour flown in excess of the Maximum FH Limit of One Thousand United States Dollars (US$1,000.00). Such surcharge shall be in addition to any Rent, Engine Reserve, APU Reserve and/or Airframe Reserve due for that Rent Period.

11.3 If the Lessee exceeds 250 landings during any 12-month period of the Term, the Lessee shall pay, within two (2) Business Days from the date of the Lessor's invoice for such excess in landings, a surcharge of Two Hundred and Fifty United States Dollars (US$250.00) for each landing in excess of such limit. Such surcharge shall be in addition to any surcharge(s) in relation to the Minimum FH Limit, the Maximum FH Limit, any Rent, any Engine Reserve, any APU Reserve and/or any Airframe Reserve due for the Term.

12 INVOICING AND PAYMENTS

12.1 Throughout the Term, the Lessor shall, in relation to each Rent Period, prepare invoices setting out the amounts due to be paid under this Agreement for that Rent Period.

12.2 All payments due or otherwise required to be made under the Transaction Documents shall be made in United States Dollars, to such account and in accordance with such instructions that may appear in any invoice and without any deduction, set-off, counterclaim or withholding whatsoever for, or on account of, any taxes, levies, charges, penalties, disbursements, claims, duties and fees of any nature whatsoever (collectively, "**Expenses**").

12.3 All Expenses shall be borne by the Lessee or, if under the provisions of applicable law the Lessee is prevented from paying any Expenses, the Lessee shall increase the amount of any payments due under any Transaction Document so that the net amount received by the Lessor after such deduction or withholding (and after the payment of any additional taxes due as a consequence of the payment of any such additional amount) shall be equal to the full amount which the Lessor would have received had payment not been made subject to such Expenses.

12.4 If the Lessee fails to pay any monies due within two (2) Business Days of its due date, the Lessee shall pay a late payment charge equal to five per cent. (5%) of such payment, calculated from the day that the payment is due to the day that the payment is made (each a "**Late Payment Charge**").

12.5 Any Rent Instalment or other amount not paid to the Lessor when due shall bear interest from the due date until paid, at the lesser of 30-day US Dollar LIBOR plus five percent (5%) per annum or the maximum rate allowed by law ("**Default Interest**").

12.6 The Lessee agrees and acknowledges that Late Payment Charges and Default Interest constitutes a reasonable and genuine pre-estimate of the Lessor's losses that will arise in the event of late payment and that no Late Payment Charge or Default Interest shall constitute a penalty to the Lessee.

13 NOTIFICATION OF CERTAIN EVENTS

13.1 The Lessee shall provide the Lessor with the following in writing within the time periods specified in this Clause 13:

13.1.1 notice of any tax or other lien (other than Permitted Liens which attaches to the Aircraft as a whole, any Engine, any Part, the APU or any other component of any of them) and the full particulars of the tax or lien, within five (5) Business Days after the Lessee becomes aware of the tax or lien;

13.1.2 notice to the Lessor of the Aircraft's location, together with the location of all information, logs, documents and records relating to the Aircraft and its use, maintenance and/or condition, within five (5) Business Days of a written request from the Lessor;

13.1.3 notice to the Lessor of any burglary or theft in relation to the Aircraft as a whole, the Airframe, any Engine, the APU, any Part or any other component of any of them immediately upon the Lessee becoming aware thereof;

13.1.4 notice of any loss or damage to the Aircraft as a whole, the Airframe, any Engine, the APU, any Part or any other component of any of them within two (2) Business Days of the Lessee becoming aware of such loss or damage;

13.1.5 notice of any accident involving the Aircraft causing personal injury or property damage, within two (2) Business Days of the Lessee becoming aware of such accident;

13.1.6 copies of all information, logs, documents and records relating to the Aircraft and its use, maintenance and/or condition, within two (2) Business Days of a written request from the Lessor;

13.1.7 such information as may be required to enable the Lessor to file any reports required by any governmental authority as a result of the Lessor's ownership of the Aircraft, within two (2) Business Days of a written request of the Lessor;

13.1.8 evidence of the Lessee's compliance with all applicable airworthiness directives and advisory circulars and of compliance with other maintenance provisions contained in this Agreement, within two (2) Business Days of a written request of the Lessor;

13.1.9 notice of any change in the Lessee's or any Guarantor's state of incorporation or organisation or residence (as the case may be), business, or financial condition within two (2) Business Days of such change; and

13.1.10 such other information, documents or reports as the Lessor may reasonably request.

14 DELIVERY AND REDELIVERY

14.1 The Lessee shall, at the Lessee's sole cost and expense, take delivery of the Aircraft at Leesburg airport, VA, USA on or before 12h00 (local time) on the Delivery Date.

14.2 The Lessee shall, at the Lessee's sole cost and expense, redeliver the Aircraft to the Lessor at Biggin Hill Airport, England (or such other location as mutually agreed to between the Parties) on or before 12h00 (local time) on the Expiry Date or, if this Agreement is for any reason terminated prior to the Expiry Date, on the date of such termination.

14.3 Upon the Lessee taking delivery of the Aircraft, each Party shall execute a Delivery and Acceptance Certificate and upon redelivery of the Aircraft, each Party shall execute a Redelivery and Acceptance Certificate.

14.4 The Lessee acknowledges that on the Delivery Date the Aircraft shall be in "as is, where is" condition, with a current United States certificate of airworthiness and with no loaned equipment on board or affixed. The Lessee irrevocably agrees to take delivery and accept the Aircraft in such condition.

14.5 The execution of the Delivery and Acceptance Certificate by the Lessee shall constitute the Lessee's irrevocable acknowledgment that the Aircraft is fit for use, is in good, safe, serviceable and airworthy condition and in accordance with the terms of this Agreement.

14.6 The Lessee shall redeliver the Aircraft to the Lessor:

14.6.1 in the same condition as the condition in which the Lessee took delivery of the Aircraft, except for normal and expected usage wear and tear, in consideration of other allowances to the Lessee in this Agreement and further in such condition as to demonstrate that the Lessee has in all respects complied with its obligations under this Agreement;

14.6.2 with a current United States certificate of airworthiness and with no loaned equipment on board or affixed;

14.6.3 with all logs, loose equipment, manuals and data associated with the Aircraft, including without limitation, inspection, modification and overhaul records required to be maintained with respect to the Aircraft under this Agreement or under the applicable rules and regulations of the FAA or the relevant Manufacturer's recommended maintenance programme (and should any logbooks or maintenance records be lost, stolen or damaged, the Lessee will pay all costs for the reconstruction and replacement of such records to FAA and all other applicable industry standards); and

14.6.4 with the same amount of fuel on board as was on board on the Delivery Date.

14.7 The Lessee shall, on a date prior to the Expiry Date and location to be mutually agreed between the Parties, make the Aircraft available for inspection by the Lessor so that the Lessor may satisfy itself with the condition of the Aircraft prior to the Expiry Date and ensure that the Lessee shall, in all respects, comply with its obligations concerning redelivery of the Aircraft.

14.8 If the Lessee does not redeliver the Aircraft in the condition required by this Agreement the Term and the Expiry Date shall automatically be extended until such time as the Lessee redelivers the Aircraft in accordance with the provisions of this Agreement (and references to "Term" and "Expiry Date" shall in each instance be construed as so extended), **provided that** during such extension of the Term and the Expiry Date:

(a) the Lessee shall have no right to use or operate the Aircraft or have any access to the Aircraft (save for the purposes of complying with its obligations under this Agreement);

(b) the Lessor shall be entitled to damages equal to the Rent plus ten per cent. (10%) per annum, prorated on a per diem basis, for each day until the Aircraft is redelivered in the condition required by this Agreement; and

(c) the Lessor may (without prejudice or limitation to any other provision applying to such failure) make any necessary repairs to restore the Aircraft to such condition and the Lessee shall, within two (2) Business Days of the Lessor's demand for the same reimburse the Lessor in full for all expenses related to such restoration.

14.9 The execution of the Redelivery and Acceptance Certificate by the Lessor shall constitute the Lessor's irrevocable acknowledgement that the Aircraft has been redelivered in accordance with the terms of this Agreement.

15 AIRCRAFT'S BASE

The Parties agree that the permanent bases of operation of the Aircraft shall be Biggin Hill Airport, England or Richmond International Airport, Virginia, USA (as the Lessee may, on a quarterly basis and for the duration of such quarter, nominate) and the Lessor shall not be charged for any positioning costs to and from either such base. Any change to the permanent bases (or either of them) must be approved in writing by the Lessor.

16 TITLE TO THE AIRCRAFT

Title to the Aircraft shall remain with N198GS Inc. Trustee and the Aircraft shall remain registered with the United States Federal Aviation Administration with the registration mark N198GS.

17 OPERATION OF THE AIRCRAFT

17.1 Throughout the Term, the Lessee shall bear all risk, operating cost, crew salaries and benefits, fuel, landing and custom's fees, hangar and storage charges, aircraft telephone and/or data fees, plus any fines or penalties arising from the operation or use of the Aircraft.

17.2 Throughout the Term, the Lessee shall have Operational Control. The Lessee acknowledges that it accepts full Operational Control and undertakes at all times to obtain all consents and authorisations associated with Operational Control and to comply with all duties and to bear all responsibility arising from having Operational Control.

17.3 Nothing in this Agreement shall authorise the Lessee or any other person to operate the Aircraft, or to incur any liability or obligation, on behalf of the Lessor.

17.4 The Lessee agrees that the Aircraft shall be used and operated:

17.4.1 in compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the use or operation thereof;

17.4.2 in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency;

17.4.3 in compliance with all safety and security directives of the FAA and similar governmental regulations relating to aircraft security;

17.4.4 in compliance with any mandatory Airworthiness Directive (AD) or mandatory Service Bulletin (SB) of the relevant Manufacturer of the Airframe, the Engines, the APU and the Parts; and

17.4.5 in a manner that does not modify or impair any existing warranties on the Airframe, any Engine, the APU or any Part.

17.5 The Lessee shall operate the Aircraft solely in the conduct of its business and shall not use or operate, or permit the Aircraft to be used or operated:

17.5.1 for the carriage of persons or property for hire or any form of training without the prior written consent of the Lessor (such consent not to be withheld unreasonably);

17.5.2 in violation of any export control law, sanction and/or embargo imposed by the United Nations, the United States of America and/or the European Union (or any member state thereof); or

17.5.3 in a manner, for any time period, such that a third party shall be deemed to have Operational Control; or

17.5.4 for the transport of uncrated pets, mail, contraband, animals and/or any goods, materials or items of cargo which could be expected to cause damage to the Aircraft or which would not be adequately covered by the insurances in respect of the Aircraft; or

17.5.5 any item or substance whose possession or carriage is illegal under any law ;or

17.5.6 in or over any geographical area (including areas of hostilities) which is not covered by the insurance policies required by this Agreement; or

17.5.7 in or over any jurisdiction or nation where the operation or location of the Aircraft would violate any applicable law, regulation or restriction, including but not limited to the US Export Administration Regulations and the US International Traffic In Arms Regulations.

17.6 The Aircraft shall, while at its home base and whenever feasible while away from its home base, be stored in a hangar of appropriate size and structure while not in use.

17.7 The Lessee assumes sole and exclusive responsibility for the determination and implementation of all security measures and systems necessary or appropriate for the proper protection of the Aircraft against theft, vandalism, hijacking, destruction, bombing, terrorism, or similar acts directly or indirectly affecting the Aircraft, or any persons who may sustain any injury or damage as a result of any such acts.

17.8 The Lessee shall not sell, transfer, assign or encumber the Aircraft as a whole, the Airframe, any Engine, the APU or any Part, N198GS Inc. Trustee's title or the Lessee's rights under this Agreement.

17.9 The Lessee shall not part with possession of the Aircraft as a whole, the Airframe, any Engine, the APU or any Part or enter into any interchange agreement in relation to the Aircraft as a whole, the Airframe, any Engine, the APU or any Part except as required by the Lessee in the course of performing its maintenance obligations under this Agreement.

17.10 The Lessee shall not, without the prior written approval of the Lessor, permit any other engine, auxiliary power unit, part or component to be installed on or used on the Aircraft as a whole, the Airframe, any Engine, the APU or any Part.

17.11 The Lessee shall not modify, or change the appearance of, the Aircraft, any Engine, the APU or any Part, **provided that** the Lessor hereby consents to the Modifications being carried out to the Aircraft, subject to the following conditions:

17.11.1 the Aircraft shall be re-delivered in the condition it was prior to the Modifications, fully in compliance with all Airworthiness Directives (ADs) and further in accordance with the re-delivery provisions of this Agreement;

17.11.2 the Lessee shall bear all costs and expenses in connection with the Modifications and the reversal of the Modifications prior to re-delivery of the Aircraft;

17.11.3 the Modifications and the reversal of the Modifications shall be carried out only by suitably qualified technicians and to the highest possible industry standards as are reasonably achievable;

;

17.11.4 the Modifications and reversal of the Modifications shall not have the effect of breaching any other term of this Agreement.

17.12 The Lessee shall keep the Aircraft as a whole, the Airframe, each Engine, the APU and all Parts free and clear of all liens and encumbrances other than Permitted Liens.

17.13 The Lessee hereby agrees that, throughout the Term, a copy of this Agreement and a current and valid FAA registration certificate will be kept on the Aircraft.

17.14 The Lessor consents to the Aircraft being operated under Part 135 of FAR, provided always that the Lessee shall comply with its obligations under this Agreement. The Lessor may revoke this consent immediately upon the occurrence of any Event of Default.

18 AIRCRAFT'S PILOTS

The Lessee agrees and warrants that, throughout the Term, the Aircraft will at all times be operated by duly qualified pilots, employed, paid or contracted for by the Lessee, holding at least a valid airline transport pilot licence and instrument rating, class 1 medical report and any other certificate, rating, type rating or endorsement appropriate to the Aircraft, purpose of flight, condition of flight or as otherwise required by the FAA and who meet all recency of flight requirements established and specified by the insurance policies required under this Agreement and the FAA. All required qualifications apply for both the pilot-in-command and the second-in-command except for the airline transport pilot certificate which is not required for the second-in-command.

19 INSURANCE

19.1 The Lessor shall, at the Lessee's sole cost and expense (to be charged to the Lessee in advance of each Rent Period and paid by no later than the first Business Day of the Rent Period to which such costs and expenses relate) secure and maintain in effect throughout the Term insurance policies with an insurance carrier acceptable to the Lessor, covering the Aircraft as follows:

19.1.1 full hull coverage, including all risks, both in flight and not in flight in the amount equal to the full replacement cost or Eighteen Million Nine Hundred and Seventy Five Thousand United States Dollars (US$18,975,000.00) (the "**Stipulated Loss Value**"), whichever is greater. In the event that any claims are necessitated, the Lessee agrees to pay the deductible amount as provided for in such policy. The Lessor shall be the sole loss payee under such policy;

19.1.2 liability insurance in the amount of at least Three Hundred Million United States Dollars (US$300,000,000.00) covering in a limit bodily injury and property damage including passengers. The Lessor (and any lender of the Lessor) shall be named as an additional insured under such policy; and

19.1.3 coverage in respect of seizure of the Aircraft, confiscation and war risk with the Lessor named as primary beneficiary and sole loss payee under such policy.

19.2 Each policy shall include an appropriate "breach of warranty" endorsement in favour of the Lessor and any lender of the Lessor.

20 RISK, TOTAL LOSS AND DAMAGE TO AIRCRAFT

20.1 Throughout the Term the Lessee shall bear all risk of loss, theft, damage and destruction of the Aircraft as a whole, the Airframe, each Engine, the APU and all Parts. If the Aircraft as a whole, the Airframe, any Engine, the APU or any Part is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use the Lessor shall not be liable to repair the same or supply any equipment in substitution of such equipment.

20.2 In the event of the Total Loss of the Aircraft or any damage to the Aircraft, the Lessee shall:

20.2.1 immediately (or as soon as is reasonably possible) report such Total Loss or damage to the Lessor, to the insurance company(ies) underwriting such risks and to any and all applicable governmental agencies; and

20.2.2 furnish such information and execute such documents as may be required and necessary to collect any and all insurance proceeds from the relevant insurers.

20.3 If, during the Term, the Aircraft as a whole, the Airframe, any Engine, the APU or any Part suffers a Total Loss, or damage not amounting to a Total Loss occurs to the Aircraft as a whole, the Airframe, any Engine, the APU or any Part:

20.3.1 all proceeds due under the insurance policy or policies shall be payable to the Lessor (or the Lessor's nominee);

20.3.2 if there exists no valid and collectible insurance under any insurance policy or if there is any dispute or delay of any nature whatsoever (and regardless of its cause) in connection with the recovery of monies under any insurance policy, then:

(a) in the event of a Total Loss:

(i) the Lessee shall pay (or cause to be paid) to the Lessor, within thirty (30) days after the date of such Total Loss, an amount equal to the Stipulated Loss Value (after which title to the Aircraft shall be transferred to the Lessee) together with any and all other monies due to the Lessor under the Transaction Documents; and

(ii) this Agreement shall terminate on the date of receipt by the Lessor of the proceeds and amounts (as the case may be) referred to in this Clause 20.3.2, **provided that** all payments of Rent and other monies due to the Lessor shall be pro-rated to the date of receipt by the Lessor of the proceeds and amounts (as the case may be) referred to in this Clause 20.3.2 (and, for the avoidance of doubt, until such receipt by the Lessor, the Lessee shall remain fully obligated to make payment of all such amounts),

(b) in the event of damage not amounting to a Total Loss:

(i) the Lessee shall, at its sole cost, duly and promptly repair and cause to be repaired any and all such damage (regardless of its nature or extent and regardless of when such loss or damage becomes known) in accordance with the relevant Manufacturer's repair directive(s) or as the Lessor may direct so as to place the Aircraft as a whole, the Airframe, each Engine, each Part and the APU in the same (or improved) condition as it was before such damage occurred;

(ii) the Lessee's obligations under subclause (i) above shall only be considered as discharged upon such date as representatives of the relevant Manufacturers (which shall be appointed by the Lessor) certify in writing to the Lessor's satisfaction that the Aircraft as a whole, the Airframe, each Engine, each Part and the APU has been placed in the condition required by subclause (i) above;

(iii) if, in the opinion of the Lessor, such damage adversely affects the value of the Aircraft as a whole, the Airframe, any Engine, any Part and/or the APU, the Lessee shall pay to the Lessor, within two (2) Business Days of the Lessor's demand for the same, the full amount of any reduction in the fair market value of the Aircraft as a whole, the Airframe, any Engine, any Part and/or the APU; and

(iv) this Agreement and the obligations of the Lessee to make all payments of Rent and other amounts due under this Agreement shall remain in full force and effect.

21 EVENTS OF DEFAULT

21.1 The Parties agree that it is a fundamental term and condition of this Agreement that none of the following events or circumstances occurs during the Term and that the occurrence of any of the following events or circumstances constitutes and "**Event of Default**":

21.1.1 the Lessee failing to make any payment of any amount due under any Transaction Document when due and such failure continuing without remedy for a period of two (2) Business Days after written notice of such failure is given by the Lessor; and/or

21.1.2 the Lessee and/or the Guarantor failing to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Transaction Document and such failure continuing without remedy for a period of two (2) Business Days after written notice of such failure is given by the Lessor, save in relation to the operation of the Aircraft in a manner inconsistent with the Aircraft's insurance and such failure not being remedied with immediate effect after written notice of such failure is given by the Lessor; and/or

21.1.3 any representation or warranty made by the Lessee and/or the Guarantor in this Agreement and/or the Guarantee or in any documents furnished to the Lessor in connection with this Agreement and/or the Guarantee being false in any material respect when made or furnished; and/or

21.1.4 the Lessee merging or consolidating with another entity without the Lessor's prior written consent, the Lessee ceasing to do business as a going concern, a petition being filed by or against the Lessee and/or the Guarantor under any bankruptcy act and not being dismissed within thirty (30) days or resulting in an adjudication, bankruptcy, or a temporary or permanent receiver being appointed for the Lessee and/or the Guarantor or any of its property, the Lessee and/or the Guarantor committing any act of bankruptcy, making an assignment for the benefit of its creditors, or offering any composition or extension of any of its indebtedness, dissolving or becoming insolvent; and/or

21.1.5 the Lessee and/or the Guarantor repudiating, or evidencing an intention to repudiate, any Transaction Document; and/or

21.1.6 it being or becoming unlawful for the Lessee and/or the Guarantor to perform any of their obligations under any Transaction Document; and/or

21.1.7 there occurs, in the opinion of the Lessor, a material adverse change in the financial condition of the Lessee and/or the Guarantor.

22 ACTIONS FOLLOWING EVENTS OF DEFAULT

22.1 Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Lessor may, at its option, declare this Agreement to be in default and at any time thereafter, so long as all outstanding defaults have not been remedied, have and exercise all remedies provided at law or in equity, including, without limitation, the following:

22.1.1 by notice to the Lessee, terminate this Agreement (and the Lessee agrees that, at the time specified in such notice, the Lessee's right to lease and possess the Aircraft shall terminate and the Lessee shall redeliver the Aircraft to the Lessor in accordance with the terms of this Agreement); and/or

22.1.2 retake possession of the Aircraft (and the Lessee agrees that the Lessor may, for such purposes, enter upon any premises of the Lessee and further agrees that the Lessor shall not in any way be responsible to the Lessee for any damages or losses suffered by the Lessee as a result of such repossession); and/or

22.1.3 require that the Lessee redeliver the Aircraft to the Lessor either immediately or on such other date as the Lessor may specify; and/or

22.1.4 enforcing the terms of any Transaction Document; and/or

22.1.5 terminating any Transaction Document (and retaining all prior payments made under any Transaction Document); and/or

22.1.6 applying the Security Deposit in accordance with the terms of this Agreement; and/or

22.1.7 exercising any or all other rights and remedies available to the Lessor existing at law and/or in equity.

23 LESSOR'S RIGHT TO REMEDY

If the Lessee is in breach of the Lessee's obligations under any Transaction Document, the Lessor shall have the right, but shall not be obligated, to effect such compliance or otherwise remedy such breach, in whole or in part. The Lessee shall compensate the Lessor for all reasonable amounts spent and obligations incurred or assumed by the Lessor in effecting such compliance. The Lessor's effecting such compliance shall not operate as a waiver of any Event of Default.

24 LESSEE'S INDEMNIFICATION

24.1 The Lessee hereby agrees to indemnify, unconditionally, irrevocably and without limitation, (on an after-tax basis) the Lessor and any other entity which has an ownership interest in, is owned by or is under common ownership with the Lessor and the respective or collective officers, directors, agents, employees, successors and assigns of each (each, an "**Indemnified Party**") from and against any and all losses, damages, penalties, injuries, claims, demands, actions and suits (collectively, "**Claims**"), whether in law or equity, or in contract, tort, or otherwise, including reasonable attorneys' fees and disbursements and other costs of investigation or defence, including those incurred upon any appeal, arising out of or relating to the Aircraft or this Agreement, except to the extent the Claims result from an Indemnified Party's gross negligence or wilful misconduct. This indemnity shall include, but is not limited to, the Lessor's strict liability in tort and Claims that may be imposed on, incurred by or asserted against an Indemnified Party in any way arising out of:

24.1.1 any damage of any description whatsoever occurring to the Aircraft as a whole, the Airframe, any Engine, any Part and/or the APU during the Term (and regardless of the extent of such damage and whether such damage becomes known during the Term or after the Expiry Date) and/or the Lessee's failure to comply with its obligations to repair such damage and restore the market value of the Aircraft as a whole, the Airframe, any Engine, any part and/or the APU (as the case may be) and/or the Lessee's failure to redeliver the Aircraft in accordance with the terms of this Agreement; and/or

24.1.2 the selection, manufacture, purchase, acceptance, delivery, lease, possession, maintenance, use, condition, return or operation of the Aircraft during the Term; and/or

24.1.3 any claim for patent, trademark or copyright infringement or environmental damage; and/or

24.1.4 any breach of the Lessee's obligations under any Transaction Document; and/or

24.1.5 vandalism, hijacking, destruction, bombing, terrorism or similar acts directly or indirectly affecting the Aircraft or any persons who (whether or not on board the Aircraft) may sustain any injury or damage as a result of any such acts; and/or

24.1.6 any actions brought against any Indemnified Party that arise out of the Lessee's actions (or actions of the Lessee's agents); and/or

24.1.7 any Indemnified Party's reliance on any representation or warranty made or deemed made by the Lessee (or any of its officers) under or in connection with this Agreement which is or was incorrect in any material respect when made or deemed made or delivered.

24.2 The Lessee shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any of the foregoing. The Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

25 TAXES AND FEES

Throughout the Term, the Lessee shall report and pay promptly all taxes, fees and assessments due, imposed, assessed or levied against the Aircraft (or the import, export, purchase, ownership, delivery, acceptance, leasing, possession, use or operation thereof), any Transaction Document, the Lessor or the Lessee by any foreign, federal, state or local government or taxing authority, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp, value added or import taxes or customs duties, landing fees, airport charges, navigation service charges, route navigation charges or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (collectively, **"Taxes"**) and the Lessor shall have no liability whatsoever for any Taxes. All of the Lessor's rights, privileges and indemnities contained in this Clause 25 shall survive the expiration or other termination of this Agreement.

26 CURRENCY INDEMNITY

If any payment due under any Transaction Document is paid to, or recovered by, the Lessor in a currency (the **"Other Currency"**) other than United States Dollars for any reason whatsoever, then, to the extent that such payment falls short of the applicable amount which is required to be paid under such Transaction Document based upon the Rate of Exchange for the Other Currency, the Lessee shall fully indemnify the Lessor against the amount of the shortfall. For the purposes of this Clause 26, the term **"Rate of Exchange"** means the rate at which the Lessor is able, at 11:00 a.m. (New York City time), on the relevant date to purchase United States Dollars in New York City with the Other Currency.

27 GUARANTEE

Concurrently with the execution of this Agreement, the Lessee will cause the Guarantee to be executed and delivered to the Lessor.

28 COMPLIANCE WITH LAWS

Each Party undertakes to comply, at its sole cost and expense, with all laws and regulations which may apply to it throughout the Term.

29 LESSEE'S ACCEPTANCE OF AIRCRAFT, DISCLAIMER

29.1 The Lessee acknowledges that it has selected the Aircraft without any assistance from the Lessor, its officers, directors, shareholders, agents, servants and employees, who have made no guarantees or warranties, whatsoever, express or implied, and in particular no warranties of merchantability, or of fitness for use for any purpose and that the Lessor is leasing the Aircraft in an "as is, where is" condition.

29.2 The Lessor shall have no responsibility or liability to the Lessee or any other person with respect to any of the following:

29.2.1 any liability, loss or damage caused or alleged to be caused directly or indirectly by the Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Aircraft, or any other circumstance in connection with the Aircraft; and/or

29.2.2 the use, operation or performance of the Aircraft or any risks relating to it; and/or

29.2.3 any interruption of service, loss of business or anticipated profits or consequential damages; and/or

29.2.4 the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft.

30 ASSIGNMENT AND SUBLETTING

The Lessee may not sublease (on any basis whatsoever) the Aircraft. The Lessor shall have the right at all times upon written notice to the Lessee to assign this Agreement and all monies due or to become due, **provided that** such assignment shall not impose upon the Lessee obligations to the assignees additional to the payment of such monies. The Lessee agrees to provide the necessary documentation

and cooperate fully should the Lessor desire to make such assignment. The Lessee may not assign this Agreement without the prior written consent of the Lessor.

31 **NOTICES**

31.1 All notices provided for in this Agreement shall be in writing and shall only be sent by registered mail or e-mail (**provided that**, in the event of notices sent by e-mail, such notices shall only be effective if receipt thereof is acknowledged by the recipient) with conformations kept in written form by the sender and sent:

31.1.1 if to the Lessor, to the following address:

Bluebell Business Limited
Attn: Mr Ian Cook
Phone: +44 (0) 1624 620711
Fax: +44 (0) 1624 677129
Address: 18 Athol Street, Douglas, Isle of Man IM1 1JA
Email: ian.cook@greystone.im

31.1.2 if to the Lessee, to the following address:

Tempus Applied Solutions Holdings, Inc.
Attn: Beverly Castonguay
Phone: (757) 875-7779
Address: 133 Waller Mill Road, Williamsburg, VA 23185, The United States of America
Email: BCastonguay@tempusjets.com

32 **REMEDIES AND WAIVERS**

No failure to exercise, nor any delay in exercising, on the part of the Lessor, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any right or remedy. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33 **SUCCESSORS AND ASSIGNS**

This Agreement shall be binding upon the Parties, their successors and assigns.

34 **LESSEE'S REPRESENTATIONS**

34.1 To induce the Lessor to enter into this Agreement, the Lessee makes the representations set out below to the Lessor on the date of this Agreement and, unless the Lessee otherwise notifies the Lessor in writing no less than ten (10) days prior to the following dates, is deemed to repeat each of those representations on the Delivery Date and each Rent Payment Date:

34.1.1 The Lessee has the power and authority to own its assets and carry on its business as it is being conducted, to enter into and perform, and has (or prior to execution will have) taken all necessary action to authorise the entry into and performance of this Agreement, its obligations under this Agreement and the transactions contemplated by this Agreement.

34.1.2 This Agreement is (or when executed will be) the Lessee's legally binding, valid and enforceable obligations and are in enforceable in the Lessee's jurisdiction of incorporation.

34.1.3 The entry into and performance by the Lessee of, and the transactions contemplated by, this Agreement do not conflict with any applicable law, the Lessee's constitutional documents or any document which is binding upon the Lessee or any material class of its assets.

34.1.4 All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement, the conduct of its

business, trade and ordinary activities have been (or on or prior to execution thereof will have been) obtained or effected (as appropriate) and are in full force and effect.

34.1.5 No Event of Default is continuing or will result from the execution of, or the performance of any transaction contemplated by, this Agreement.

34.1.6 No litigation, arbitration or administrative proceedings before any court, arbitral body or agency are to its knowledge, current, pending or threatened, which have, if adversely determined, could be reasonably expected to have a materially adverse effect on the Lessee.

34.1.7 The Lessee holds all necessary authorisations to enable it to use and operate the Aircraft.

34.1.8 The Lessee's payment obligations under this Agreement are or will be, upon execution by the Lessee, direct, general and unconditional obligations of the Lessee and rank, and will at all times rank, at least *pari passu* with its other unsecured and unsubordinated obligations, except for obligations mandatorily preferred by operation of law applying to companies generally in the Lessee's jurisdiction of incorporation.

35 FURTHER ASSURANCES

The Lessee agrees, upon the Lessor's request, to execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording or perfecting the interest of the Lessor or to carry out the intent of this Agreement.

36 COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

37 AMENDMENTS AND WAIVERS

Any term of this Agreement may be amended or waived only with the written consent of the Parties and any such amendment or waiver shall be binding on the Parties.

38 PARTIAL INVALIDITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

39 TIME OF THE ESSENCE

Subject to the express cure periods referred to in this Agreement, time is of the essence in relation to the performance of the Parties' respective obligations under this Agreement.

40 CONFIDENTIALITY

Each Party agrees to keep confidential, the terms and provisions of the documents and the transactions contemplated by this Agreement.

41 SURVIVAL OF INDEMNITIES

The indemnities contained in this Agreement in favour of the Lessor and the other Indemnified Parties shall survive any termination or other ending of the Term and any breach or repudiation of this Agreement by any Party.

42 THIRD PARTY RIGHTS

Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Agreement.

43 ENTIRE AGREEMENT

The terms and conditions of this Agreement constitute the entire agreement and supersede all previous negotiations, representations and agreements between the Parties, whether written or oral. This Agreement may be modified only by a written instrument executed by both Parties.

44 GOVERNING LAW AND ENFORCEMENT

44.1 This Agreement (and any non-contractual obligations arising out of or in connection with this Agreement) is governed by, and shall be construed in accordance with, English law.

44.2 The Lessee irrevocably agrees for the benefit of the Lessor that the courts of England shall have nonexclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. The Lessee irrevocably waives any objection which it might at any time have to the courts referred to in this Clause 44 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that it is not personally subject to the jurisdiction of such courts for any reason whatsoever, that it or its property is immune from legal process for any reason whatsoever, that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non-convenient or any similar grounds or otherwise.

44.3 For the purpose of any suit, action, proceeding or settlement of dispute the Lessee hereby designates, appoints and empowers Rawlings Giles having its address at Lanterns Lodge, The Lanterns, Bridge Lane, London, SW11 3AD, Tel: 0207 223 2765, Fax: 0207 350 0156, Mobile: 07785 363934, Attention: Mr A P Giles as agent to accept service of process in respect of any such suit, action, proceeding or settlement of dispute in England. If, for any reason, such agent no longer serves as agent of the Lessee to receive service of process in England, the Lessee shall promptly appoint another such process agent acceptable to the Lessor and advise the Lessor thereof.

44.4 The submission to the jurisdiction of the courts referred to in this Clause 44 shall not (and shall not be construed so as to) limit the right of the Lessor to take proceedings against the Lessee in any other court of competent jurisdiction nor shall the taking of proceedings by the Lessor in any one or more jurisdictions preclude the taking of proceedings by the Lessor in any other jurisdiction, whether concurrently or not. The Lessee agrees that its submission to jurisdiction and its designation of agents as provided for in this Clause 44 is made for the express benefit of the Lessor and its successors and assigns.

44.5 The Parties hereby unconditionally waive their rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement and/or the Guarantee.

45 **TRUTH IN LEASING**

45.1 **THE LESSOR HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FEDERAL AVIATION REGULATION (FAR) PART 135 DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE EXECUTION OF THIS AGREEMENT (OR SUCH SHORTER PERIOD AS THE LESSOR SHALL HAVE OWNED THE AIRCRAFT). THE LESSEE HEREBY CERTFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF FAR PART 135 FOR ALL OPERATIONS TO BE CONDUCTED THROUGHOUT THE TERM.**

45.2 **THE LESSEE, WHOSE NAME AND ADDRESS ARE SET FORTH ABOVE, SHALL BE SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT THROUGHOUT THE TERM.**

45.3 **EACH OF THE LESSOR AND THE LESSEE CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.**

45.4 **EACH OF THE LESSOR AND THE LESSEE UNDERSTAND THAT AN EXPLANATION OF THE FACTORS BEARING ON OPEARTIONAL CONTROL AND THE PERTINENT FEDERAL REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.**

EXECUTION PAGE

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning of this Agreement.

LESSOR: BLUEBELL BUSINESS LIMITED

By:
Title:
Date:

LESSEE: TEMPUS APPLIED SOLUTIONS LLC

By:
Title: Chief Executive Officer
Date: 25 February 2016

NOTARY FOR LESSOR'S SIGNATURE:

On before me, the undersigned, a notary public in and for said state, personally appeared , personally known to me on the basis of satisfactory evidence to be the person whose name is subscribed within the instrument and acknowledged that they executed the same.

NOTARY FOR LESSEE'S SIGNATURE:

City/County of: York
Commonwealth of Virginia

My Commission Expires 8/31/2018
Notary Registration No. 7596890

WEIYING XU BAINES
COMMONWEALTH OF VIRGINIA
REGISTRATION NO. 7596890
MY COMM. EXPIRES 08/31/2018
NOTARY PUBLIC

On 25 February 2016 before me, the undersigned, a notary public in and for said state, personally appeared Benjamin Scott Terry personally known to me on the basis of satisfactory evidence to be the person whose name is subscribed within the instrument and acknowledged that they executed the same.

EXECUTION PAGE

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning of this Agreement.

LESSOR: BLUEBELL BUSINESS LIMITED

By:
Title: Authorised Signatory
Date: 26 February 2016

LESSEE: TEMUS APPLIED SOLUTIONS HOLDINGS, INC.

By:
Title:
Date:

NOTARY FOR LESSOR'S SIGNATURE:

On 26 February 2016 before me, the undersigned, a notary public in and for said state, personally appeared Ian Cooke, personally known to me on the basis of satisfactory evidence to be the person whose name is subscribed within the instrument and acknowledged that they executed the same.

Mark R. Dougherty
The Chambers
5 Mount Pleasant
Douglas
Isle of Man

NOTARY FOR LESSEE'S SIGNATURE:

On before me, the undersigned, a notary public in and for said state, personally appeared , personally known to me on the basis of satisfactory evidence to be the person whose name is subscribed within the instrument and acknowledged that they executed the same.

SCHEDULE 1
AIRCRAFT DESCRIPTION

Make and Model of Airframe:	Gulfstream Aerospace Corporation GIV
Year Manufactured:	1989
Airframe Serial Number:	1098
Registration Number:	N198GS
Make and Model of Engines:	Rolls Royce Tay MK611-8
Engine Serial Numbers:	#1: 16134
	#2: 16135
Total Time:	10398.7
Landings:	4522
Engines:	
Left Engine:	10349.1 Hours TSN, 4462 Landings
Right Engine:	10349.1 Hours TSN, 4462 Landings
Avionics:	
A/P-FDS:	Sperry SPZ-8000
Radar:	Honeywell Primus 880 colour
ADF:	Dual Collins ADF 462
DME:	Dual Collins DME 442
EFIS:	Honeywell SPZ 8000 6-tube
FDR:	F1000
CVR:	Fairchild A100
VHF:	Triple Collins VHF-422D w/8.33
HF COM:	Dual Collins HF190 / Selcal
NAV:	Dual Collins VIR 432 w / FM immunity
GPS:	Dual Collins VIR 432
GPS:	Dual Collins 12 Channel
IRS:	Triple Honeywell Laseref II IRU
FMS:	Triple Honeywell NZ 2000 w / Software Level: 5.2
XPNDR:	Dual Collins TDR-94D w / Mode S
EGPWS:	Honeywell Mark V w / Windshear Detection
TCASII:	Honeywell TCAS 2000 w / Change 7

Additional Equipment:
Iridium Axxess Flite Phone
Honeywell LSZ-860 lighting detection
Crew Accessories
GAC Northstar paperless cockpit provisions
Artex 406-2 ELT (406 MHz) w / nav interface
MPC G-meter w / Kohlsman computer display, standby attitude indicator w / ILS
Sperry EICAS, dual Collins AZ-810 air data computers
ASC-190 Modification

Exterior:
2006 Overall Matterhorn white with accent stripes in red and grey

Interior:
13 passenger configuration
Soft goods in Earth tones with nickel hardware
Seating mid-cabin double club, aft salon w / 3-place berthable divan, refreshment equipment forward fully-equipped galley w / 40-gallon water system, microwave oven, warming oven, water heater, cold meal storage, entertainment equipment Airshow 400 w / single flat-screen monitor, business equipment forward and aft computer work stations, storage aft baggage area, lavatory forward and aft.

Specifications as at date of agreement and subject to verification upon inspection.

SCHEDULE 2
DEFINITIONS AND CONSTRUCTION

1. Definitions

In this Agreement (and in addition to terms defined elsewhere in this Agreement):

"**Agreed Price**" means, in relation to the sale and purchase of the Aircraft, Five Million Five Hundred Thousand United States Dollars (US$5,500,000.00).

"**Aircraft**" means the aircraft as more particularly identified in Schedule 1 of this Agreement, consisting of the Airframe, the Engines, the APU, the Parts and all documents and records belonging to the Airframe, the Engines, the APU and the Parts, as applicable.

"**Airframe**" means the Aircraft's airframe as more particularly identified in Schedule 1 of this Agreement.

"**APU**" means the Aircraft's auxiliary power unit as more particularly identified in Schedule 1 of this Agreement.

"**APU Hour**" means each 60-minute period during the Term during which the APU is operated and as recorded in the Aircraft's log book and rounded up to the nearest tenth of an hour.

"**Business Day**" means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York City.

"**Delivery and Acceptance Certificate**" means a certificate substantially in the form of Annex 1 to this Agreement.

"**Delivery Date**" means 25th February 2016.

"**Engines**" means the Aircraft's engines as more particularly identified in Schedule 1 of this Agreement.

"**FAR**" means the Federal Aviation Regulations.

"**Flight Hour**" means each 60-minute period during the Term during which the Aircraft is operated, calculated from the time of take-off to the time of touch-down and as recorded in the Aircraft's log book and rounded up to the nearest tenth of an hour.

"**Guarantee**" means the guarantee dated on or about the date of this Agreement and entered into between the Lessor and the Guarantor.

"**Guarantor**" means Mr Benjamin Scott Terry of 133 Waller Mill Road, Williamsburg, VA 23185, The United States of America.

"**Manufacturer**" means, in relation to the Airframe, any Engine, the APU and any Part, the manufacturer of that item.

"**Modifications**" means the modifications to the Aircraft as set out in Annex 3 to this Agreement.

"**Obligor**" means any lessee, guarantor or other party expressed to owe an obligation (whether monetary or otherwise and including any guarantee) to a Lessor (or any party affiliated to a Lessor) under any Other Transaction Document.

"**Operational Control**" has the meaning given to that term in the FAR or any equivalent regulations imposed by any other jurisdiction in which the Lessee operates the Aircraft pursuant to this Agreement.

"**Other Aircraft**" means the Bombardier Global Express aircraft N618WF and the Gulfstream GV aircraft N888HE.

"**Other Transaction Documents**" means (A) the aircraft lease agreement dated 12 September 2011 entered into between Firefly Financial Limited (as lessor) and Tempus Jets Inc. (as lessee) in respect of the Bombardier Global Express aircraft, N618WF and each agreement described as a "Transaction

Document" in connection with that lease agreement and (B) the aircraft lease agreement dated 21 July 2011 entered into between Firefly Financial Limited (as lessor) and Tempus Jets Inc. (as lessee) in respect of the Gulfstream GV aircraft, N888HE and each agreement described as a "Transaction Document" in connection with that lease agreement.

"**Part**" means any part of the Airframe, any Engine or the APU.

"**Parties**" means the parties to this Agreement.

"**Permitted Liens**" means:

(a) liens arising from the rights or acts of the Lessor;

(b) liens for taxes not yet due; and

(c) liens in respect of an airport or air navigation authority, repairer, mechanic or hangarkeeper arising in the ordinary course of business in respect of obligations which are not overdue or being contested in good faith (and for the payment of which adequate assurances in the Lessor's judgment have been provided to the Lessor).

"**Redelivery and Acceptance Certificate**" means a certificate substantially in the form of Annex 2 to this Agreement.

"**Sale and Purchase Agreement**" means the sale and purchase agreement in relation to the sale and purchase of the Aircraft pursuant to the exercise of the Sale Option or the Purchase Option, as the case may be, in the final agreed form of Annex 4 to this Agreement.

"**Secured Obligations**" means all indemnities, liabilities and obligations (whether monetary or otherwise) which the Lessee has, at the date of this Agreement or at any later time or times, under or in connection with any Transaction Document or any judgment relating to any Transaction Document, and for this purpose there shall be disregarded any total or partial discharge of such indemnities, liabilities and obligations, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country.

"**Total Loss**" means, in relation to the Aircraft:

(a) the actual, constructive, compromised, arranged or agreed total loss of the Aircraft; or

(b) the hijacking, theft, disappearance or requisition of the Aircraft or the seizure, arrest, detention or confiscation of the Aircraft by any government or by persons acting or purporting to act on behalf of any government, unless in any case the Aircraft is released within one month, or the embezzlement, secretion or conversion by anyone in possession of the Aircraft; or

(c) the Aircraft being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatever.

"**Transaction Documents**" means this Agreement, the Guarantee, any Exercise Notice and (pursuant to any Exercise Notice) the Sale and Purchase Agreement.

2. Construction

In this Agreement, references to:

Clauses, Schedules and Annexes are, unless otherwise specified, references to Clauses, Schedules and Annexes to this Agreement;

Schedules and Annexes form part of this Agreement;

a "person" includes any person, firm, company, corporation, government state or agency of a state or any association, trust or partnership;

the "Lessor", the "Lessee" and the "Parties" shall be construed so as to include any successors in title, permitted assigns and permitted transferees;

any agreement or instrument shall include such agreement or instrument as it may from time to time be amended, novated, supplemented or substituted;

"law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed:

a provision of law is reference to that provision as amended or re-enacted;

Clause, Schedule and Annex headings are for ease of reference only and shall not affect the interpretation of this Agreement; and

where the context so admits, words importing the singular number only shall include the plural and vice versa and words importing the neuter gender shall include the masculine and feminine gender.

ANNEX 1

FORM OF DELIVERY AND ACCEPTANCE CERTIFICATE

Bluebell Business Limited (the "**Lessor**") and Tempus Applied Solutions LLC (the "**Lessee**" and together with the Lessor, the "**Parties**") each acknowledge having delivered and accepted on 8 March 2016 at 1800 Eastern Time at Brunswick Executive Airport (KBXM), in Brunswick, Maine the Gulfstream Aerospace Corporation GIV aircraft having Manufacturer's serial number 1098 and current registration mark N198GS, in connection with the lease agreement dated 25 February 2016 made between the Lessor and the Lessee (the "**Lease Agreement**"), together with its Engines, APU, all Parts (in each instance, as defined in the Lease Agreement), all accompanying equipment and documents referred to in the Lease Agreement (collectively, the "**Aircraft**") and, having examined it, the Lessee irrevocably confirms, save those items listed on the attached Squawk List which, at Lessor's sole cost and expense, are Lessor's sole responsibility to address, that it is satisfied that the Aircraft is in the condition as described in the Lease Agreement to its satisfaction and in accordance with the hours, cycles and fuel on board as stated below:

Total Aircraft Hours:	10,398.4
Total Aircraft Cycles:	4524
Total APU Hours:	To be determined, due to inconsistencies in the records
Fuel on board:	See Flight Log, page 5301

IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Delivery and Acceptance Certificate to be executed by their respective duly authorised officer, agent or representative.

....
By: Benjamin Scott Terry
for and on behalf of
Tempus Applied Solutions LLC

....
By:
for and on behalf of
Bluebell Business Limited

ANNEX 1

FORM OF DELIVERY AND ACCEPTANCE CERTIFICATE

SQUAWK LIST

1. Due to the disorganization of the Aircraft records, those records which are yet to be identified as missing.

2. The items listed on the attached N198GS Acceptance Squawk List - Parts 1, 2, and 3.

ANNEX 2

FORM OF REDELIVERY AND ACCEPTANCE CERTIFICATE

[*Name of Lessor*] (the "**Lessor**") and [*Name of Lessee*] (the "**Lessee**" and together with the Lessor, the "**Parties**") each acknowledge having redelivered and accepted on [*Date*] at [*Time*] at [*Location*] the [*Manufacture, Model*] aircraft having Manufacturer's serial number [*Serial Number*] and current registration mark [*Registration Mark*], in connection with the lease agreement dated [*Date*] made between the Lessor and the Lessee (the "**Lease Agreement**"), together with its Engines, APU, all Parts (in each instance, as defined in the Lease Agreement), all accompanying equipment and documents referred to in the Lease Agreement (collectively, the "**Aircraft**") and, having examined it, the Lessor confirms that it is satisfied that the Aircraft is in the condition described in the Lease Agreement, to its satisfaction and in accordance with the hours, cycles and fuel on board as stated below:

Total Aircraft Hours:	•
Total Aircraft Cycles:	•
Total APU Hours:	•
Fuel on board:	•

IN WITNESS WHEREOF, the Lessor and the Lessee have caused this Redelivery and Acceptance Certificate to be executed by their respective duly authorised officer, agent or representative.

....
By:
for and on behalf of
[•]

....
By:
for and on behalf of
[•]

ANNEX 3

THE MODIFICATIONS

Aircraft will be modified in the following capacities:

Hull will be modified to allow NADER Viewing Port Installation.

Primary and secondary control surface rigging will be relocated to accommodate sensor system.

Primary and secondary structures will be modified to accept applicable loads of the sensor system (including but not limited to floor beams, seat tracks, frames and stringers).

GPS antenna will be installed to top of aircraft hull.

Vacuum system will be installed to facilitate requisite sensor pressure requirements

Component rack and operators station will be installed within cabin area.

Aircraft will be modified in a manner to support follow-on STC issuance for scope of modifications.

ANNEX 4

FINAL AGREED FORM
AIRCRAFT SALE AND PURCHASE AGREEMENT

This aircraft sale and purchase lease agreement (this "**Agreement**") is entered into as of the [•] day of [•] by and between Bluebell Business Limited, having an office at 18 Athol Street, Douglas, IM1 1JA, The Isle of Man (the "**Seller**"), and Tempus Applied Solutions Holdings, Inc., having their principal office at 133 Waller Mill Road, Williamsburg, VA 23185, The United States of America (the "**Buyer**").

1 DEFINITIONS AND CONSTRUCTION

Capitalised terms defined in Schedule 2 have the meanings given to them in that schedule when used in this Agreement and the provisions contained in Schedule 2 concerning the construction of terms shall apply to this Agreement.

2 REPRESENTATIONS AND WARRANTIES

Each of the Buyer and the Seller makes the following representations and warranties:

2.1 It is a company duly established and validly existing under the law of its jurisdiction of establishment.

2.2 It has the power to own its assets and carry on its business as it is being conducted.

2.3 The obligations expressed to be assumed by it in this Agreement are, subject to any general principles of equity or laws affecting creditors' rights generally, legal, valid, binding and enforceable obligations.

2.4 The entry into and performance by it of (and the transactions contemplated by) this Agreement do not and will not conflict with:

2.4.1 any law applicable to it; or

2.4.2 its constitutional documents; or

2.4.3 any agreement or instrument binding upon it or any of its assets.

2.5 It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, in this Agreement and the transactions contemplated by this Agreement.

3 REPRESENTATIONS OF THE SELLER

The Seller represents to the Buyer that immediately prior to Delivery the Seller will have legal and beneficial title to the Aircraft free from Encumbrances (other than Permitted Encumbrances) and power and authority to transfer that title to the Buyer free from Encumbrances (other than Permitted Encumbrances).

4 TIMING FOR MAKING OF REPRESENTATIONS AND WARRANTIES

The representations and warranties in Clause 2 and Clause 3 shall be made on the date of this Agreement and deemed to be repeated by the Seller and the Buyer, as appropriate, on the Delivery Date with reference to the facts and circumstances then existing.

5 **AGREEMENT TO SELL**

5.1 The Seller agrees to sell and the Buyer agrees to buy and accept delivery of the Aircraft upon and subject to the terms and conditions of this Agreement, in "as is, where is" condition, free from Encumbrances (other than Permitted Encumbrances), in consideration of the payment by the Buyer to the Seller of the Sale Price.

5.2 The obligation of the Buyer to purchase the Aircraft under this Agreement is subject to the condition that no Total Loss shall have occurred and be continuing on or prior to Delivery.

5.3 The conditions specified in Clause 5.2 are for the sole benefit of the Buyer and may be waived in whole or in part and with or without conditions by the Buyer.

5.4 The obligation of the Seller to sell the Aircraft under this Agreement is subject to the conditions that:

5.4.1 no Event of Default shall be continuing under any Transaction Document;

5.4.2 no Total Loss shall have occurred and be continuing on or prior to Delivery;

5.4.3 the Seller shall have received, on or before Delivery, such documents and evidence as it may reasonably require to give effect to this Agreement in form and substance satisfactory to it.

5.5 The conditions specified in Clause 5.4 are inserted for the sole benefit of the Seller and may be waived in whole or in part and with or without conditions by the Seller.

6 **SALE PRICE AND PAYMENTS**

6.1 The Parties agree that the Aircraft shall be sold for the Sale Price.

6.2 All payments to be made by the Buyer under this Agreement shall be made in full in immediately available funds, without any set-off or counter-claim whatsoever, to such account as the Seller shall specify in writing by notice to the Buyer.

6.3 Any amount not paid pursuant to this Agreement to the Seller when due shall bear interest from the due date until paid, at the lesser of 30-day LIBOR plus five percent (5%) per annum or the maximum rate allowed by law ("**Default Interest**"). The Buyer agrees and acknowledges that Default Interest constitutes a reasonable and genuine pre-estimate of the Seller's losses that will arise in the event of late payment and that no Default Interest shall constitute a penalty to the Buyer.

7 **DELIVERY**

7.1 Subject to the terms and conditions of this Agreement, the Buyer shall purchase the Aircraft in "as is, where is" condition as of the date of the Exercise Notice. The Buyer hereby waives any claim it may have with respect to any maintenance and/or repair obligations of the Seller (either as owner or as lessor under the Lease Agreement existing as of the date of this Agreement.

7.2 Unless otherwise agreed by the Parties, Delivery shall take place during normal London banking hours on the Delivery Date immediately after receipt by the Seller of the Sale Price and at such location as the Parties may mutually agree.

7.3 At Delivery, the Seller shall execute and deliver to the Buyer the Bill of Sale, whereupon all of the Seller's right, title and interest in and to the Aircraft shall pass to the Buyer.

7.4 Completion, signature and delivery to the Seller of the Acceptance Certificate shall be conclusive proof (as between the Seller and the Buyer) that the Buyer has examined and investigated the Aircraft and that it is satisfactory in all respects to the Buyer.

7.5 All risk of loss or destruction of the Aircraft or damage to the Aircraft shall pass from the Seller to the Buyer upon Delivery.

7.6 If the Seller, acting reasonably, deems it necessary to appoint an escrow agent to coordinate the closing of the sale of the Aircraft, the Buyer shall agree to such appointment and to sharing the costs of the escrow agent in equal proportions with the Seller.

8 DELAYED DELIVERY AND FAILURE TO DELIVER

8.1 If before Delivery, the Aircraft suffers a Total Loss, the Seller shall promptly notify the Buyer in writing thereof and, with effect from the date of such Total Loss, the Seller's obligation to sell and the Buyer's obligation to purchase the Aircraft shall terminate.

8.2 If before Delivery, an event occurs which, with the passage of time and/or the satisfaction of any other condition, would in the opinion of the Seller constitute a Total Loss, the Seller shall promptly notify the Buyer in writing thereof and, for so long as such event continues, the Buyer shall be under no obligation to buy, and the Seller shall be under no obligation to sell, the Aircraft.

8.3 The Seller shall not be responsible for any losses (including any loss of profit) arising from any delay in the delivery of, or failure to deliver, the Aircraft to the Buyer under this Agreement.

9 DISCLAIMERS

THE BUYER UNCONDITIONALLY AGREES THAT AS BETWEEN THE BUYER AND THE SELLER THE AIRCRAFT AND EACH PART THEREOF IS TO BE SOLD AND PURCHASED IN AN *AS IS, WHERE IS* CONDITION AS AT THE DATE OF THE EXERCISE NOTICE, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN MADE OR IS GIVEN BY THE SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF THE AIRCRAFT DOCUMENTS, OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS AND ALL CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

10 INSURANCE

The Buyer agrees to comply with any reasonable request of the Seller to include the Seller (and any third party nominated by the Seller) on the policies of insurance relating to the Aircraft after Delivery.

11 TAXES

The Buyer shall bear all taxes in connection with the sale of the Aircraft pursuant to this Agreement.

12 ASSIGNMENT

Neither Party may assign its rights under this Agreement without the prior written consent of the other Party, such consent not be withheld or delayed unreasonably.

13 NOTICES

13.1 All notices provided for in this Agreement shall be in writing and shall only be sent by registered mail or e-mail (**provided that**, in the event of notices sent by e-mail, such notices shall only be effective if receipt thereof is acknowledged by the recipient) with conformations kept in written form by the sender and sent:

13.1.1 if to the Seller, to the following address:

Bluebell Business Limited
Attn: Mr Ian Cook
Phone: +44 (0) 1624 620711
Fax: +44 (0) 1624 677129
Address: 18 Athol Street, Douglas, Isle of Man IM1 1JA
Email: ian.cook@greystone.im

13.1.2 if to the Buyer, to the following address:

Tempus Applied Solutions Holdings, Inc.
Attn: Beverly Castonguay
Phone: (757) 875-7779
Address: 133 Waller Mill Road, Williamsburg, VA 23185, The United States of America
Email: BCastonguay@tempusjets.com

14 SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon the Parties, their successors and assigns.

15 FURTHER ASSURANCES

The Buyer agrees, upon the Seller's request, to execute, or otherwise authenticate, any document, record or instrument necessary or expedient to carry out the intent of this Agreement.

16 COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

17 AMENDMENTS AND WAIVERS

Any term of this Agreement may be amended or waived only with the written consent of the Parties and any such amendment or waiver shall be binding on the Parties.

18 PARTIAL INVALIDITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

19 TIME OF THE ESSENCE

Subject to the express cure periods referred to in this Agreement, time is of the essence in relation to the performance of the Parties' respective obligations under this Agreement.

20 CONFIDENTIALITY

Each Party agrees to keep confidential, the terms and provisions of the documents and the transactions contemplated by this Agreement.

21 THIRD PARTY RIGHTS

Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any terms of this Agreement. The provisions of this Clause 21 shall not apply in respect of N198GS Inc. Trustee.

22 GOVERNING LAW AND ENFORCEMENT

22.1 This Agreement (and any non-contractual obligations arising out of or in connection with this Agreement) is governed by, and shall be construed in accordance with, English law.

22.2 The Buyer irrevocably agrees for the benefit of the Seller that the courts of England shall have nonexclusive jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such courts. The Buyer irrevocably waives any objection which it might at any time have to the courts referred to in this Clause 22 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and agrees not to claim that it is not personally subject to the jurisdiction of such courts for any reason whatsoever, that it or its property is immune from legal process for any reason whatsoever, that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non-convenient or any similar grounds or otherwise.

22.3 For the purpose of any suit, action, proceeding or settlement of dispute the Buyer hereby designates, appoints and empowers Rawlings Giles having its address at Lanterns Lodge, The Lanterns, Bridge Lane, London, SW11 3AD, Tel: 0207 223 2765, Fax: 0207 350 0156, Mobile: 07785 363934, Attention: Mr A P Giles as agent to accept service of process in respect of any such suit, action, proceeding or settlement of dispute in England. If, for any reason, such agent no longer serves as agent of the Buyer to receive service of process in England, the Buyer shall promptly appoint another such process agent acceptable to the Seller and advise the Seller thereof.

22.4 The submission to the jurisdiction of the courts referred to in this Clause 22 shall not (and shall not be construed so as to) limit the right of the Seller to take proceedings against the Buyer in any other court of competent jurisdiction nor shall the taking of proceedings by the Seller in any one or more jurisdictions preclude the taking of proceedings by the Seller in any other jurisdiction, whether concurrently or not. The Buyer agrees that its submission to jurisdiction and its designation of agents as provided for in this Clause 22 is made for the express benefit of the Seller and its successors and assigns.

22.5 The Parties hereby unconditionally waive their rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement.

SCHEDULE 1

AIRCRAFT DESCRIPTION

Make and Model of Airframe:	Gulfstream Aerospace Corporation G-IV
Year Manufactured:	1989
Airframe Serial Number:	1098
Registration Number:	N198GS
Make and Model of Engines:	Rolls Royce Tay MK611-8
Engine Serial Numbers:	#1: 16134
	#2: 16135

Specifications subject to verification upon inspection.

SCHEDULE 2

DEFINITIONS AND CONSTRUCTION

1. Definitions

In this Agreement (and in addition to terms defined elsewhere in this Agreement):

"Acceptance Certificate" means a certificate to be executed by the Buyer in favour of the Seller substantially in the form set out in Schedule 4.

"Aircraft" means the aircraft as more particularly identified in Schedule 1 of this Agreement, consisting of the Airframe, the Engines, the Parts and all documents and records belonging to the Airframe, the Engines and the Parts, as applicable.

"Airframe" means the Aircraft's airframe as more particularly identified in Schedule 1 of this Agreement.

"Bill of Sale" means a bill of sale to be executed by the Seller in favour of the Buyer substantially in the form set out in Schedule 3.

"Business Day" means a day on which banks are open for general business in London and New York.

"Delivery" means the time at which the Buyer shall obtain title to the Aircraft in accordance with this Agreement.

"Delivery Date" means the date on which completion of the sale and purchase of the Aircraft shall occur, being the date determined in accordance with the provisions of Clause 6 of the Lease Agreement.

"Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind or other agreement or arrangement having the effect of conferring security (including title transfer and/or retention arrangements having a similar effect).

"Engines" means the Aircraft's engines as more particularly identified in Schedule 1 of this Agreement.

"Event of Default" has the meaning given to that term in the Lease Agreement.

"Exercise Notice" has the meaning given to that term in the Lease Agreement.

"Lease Agreement" means aircraft lease agreement dated 25th February 2016 (and as from time to time supplemented and amended) entered into between Bluebell Business Limited and Tempus Applied Solutions Holdings, Inc.

"Part" means any part of the Airframe or any Engine.

"Parties" means the parties to this Agreement.

"Permitted Encumbrance" means:

(a) liens arising from the rights or acts of the Buyer;

(b) liens for taxes not yet due; and

(c) liens in respect of an airport or air navigation authority, repairer, mechanic or hangarkeeper arising in the ordinary course of business in respect of obligations which are not overdue or being contested in good faith (and for the payment of which adequate assurances in the Buyer's judgment have been provided to the Buyer).

"**Sale Price**" means Five Million Five Hundred Thousand United States Dollars (US$5,500.000.00).

"**Transaction Document**" has the meaning given to that term in the Lease Agreement.

"**Total Loss**" means, in relation to the Aircraft:

(a) the actual, constructive, compromised, arranged or agreed total loss of the Aircraft; or

(b) the hijacking, theft, disappearance or requisition of the Aircraft or the seizure, arrest, detention or confiscation of the Aircraft by any government or by persons acting or purporting to act on behalf of any government, unless in any case the Aircraft is released within one month, or the embezzlement, secretion or conversion by anyone in possession of the Aircraft; or

(c) the Aircraft being destroyed, damaged beyond repair or permanently rendered unfit for normal use for any reason whatever.

2. Construction

In this Agreement, references to:

Clauses, Schedules and Annexes are, unless otherwise specified, references to Clauses, Schedules and Annexes to this Agreement;

Schedules and Annexes form part of this Agreement;

a "person" includes any person, firm, company, corporation, government state or agency of a state or any association, trust or partnership;

the "Buyer", the "Seller" and the "Parties" shall be construed so as to include any successors in title, permitted assigns and permitted transferees;

any agreement or instrument shall include such agreement or instrument as it may from time to time be amended, novated, supplemented or substituted;

"law" includes common or customary law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure in any jurisdiction or any present or future directive, regulation, request or requirement (in each case, whether or not having the force of law but, if not having the force of law, the compliance with which is in accordance with the general practice of persons to whom the directive, regulation, request or requirement is addressed:

a provision of law is reference to that provision as amended or re-enacted;

Clause, Schedule and Annex headings are for ease of reference only and shall not affect the interpretation of this Agreement; and

where the context so admits, words importing the singular number only shall include the plural and vice versa and words importing the neuter gender shall include the masculine and feminine gender.

SCHEDULE 3

FORM OF BILL OF SALE

BY THIS BILL OF SALE, Bluebell Business Limited (the "**Seller**") does hereby with full title guarantee sell, grant and transfer, in accordance with the terms of an Aircraft Sale and Purchase Agreement dated [•] (the "**Agreement**") and made among, amongst others, the Seller and Tempus Applied Solutions Holdings, Inc. (the "**Buyer**"), all its rights, title and interest in and to the Aircraft specified below to the Buyer for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by Seller:

> one Gulfstream Aerospace G-IV aircraft, manufacturer's serial number 1098 with two Rolls-Royce Tay MK611-8 engines bearing serial numbers 16134 and 16135

and the Aircraft is sold "as is where is" and free from Encumbrances other than Permitted Encumbrances.

Capitalised terms and expressions used in this Bill of Sale shall have the meanings given to them in the Agreement.

IN WITNESS whereof Bluebell Business Limited has caused this Bill of Sale to be duly executed on [•] and delivered to the Buyer.

SIGNED by [•])
for and on behalf of)
BLUEBELL BUSINESS LIMITED)

SCHEDULE 4

FORM OF ACCEPTANCE CERTIFICATE

This Acceptance Certificate is made on the date set out below by Tempus Applied Solutions Holdings, Inc. (the "**Buyer**") pursuant to the Aircraft Sale and Purchase Agreement dated [•] among Bluebell Business Limited (the "**Seller**") and the Buyer (the "**Agreement**").

Capitalised terms used in this Certificate shall have the meanings given to them in the Agreement.

The Buyer hereby confirms to the Seller that the Buyer has at [•]h[•] on [•] accepted the following Aircraft, in accordance with the provisions of the Agreement:

> one Gulfstream Aerospace G-IV aircraft, manufacturer's serial number 1098 with two Rolls-Royce Tay MK611-8 engines bearing serial numbers 16134 and 16135

IN WITNESS whereof Tempus Applied Solutions Holdings, Inc. has caused this Acceptance Certificate to be duly executed on [•] and delivered to the Seller.

SIGNED by [•])
for and on behalf of)
TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.)

EXECUTION PAGE

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning of this Agreement.

SELLER: BLUEBELL BUSINESS LIMITED

....

By:
Title:
Date:

BUYER: TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

....

By:
Title:
Date:

NOTARY FOR SELLER'S SIGNATURE:

On before me, the undersigned, a notary public in and for said state, personally appeared , personally known to me on the basis of satisfactory evidence to be the person whose name is subscribed within the instrument and acknowledged that they executed the same.

NOTARY FOR BUYER'S SIGNATURE:

On before me, the undersigned, a notary public in and for said state, personally appeared , personally known to me on the basis of satisfactory evidence to be the person whose name is subscribed within the instrument and acknowledged that they executed the same.